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                                                                     EXHIBIT 8.1

                        [LETTERHEAD OF SIDLEY & AUSTIN]

                              February [  ], 1999

Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604

Starwood Hotels & Resorts
777 Westchester Avenue
White Plains, New York 10604

     Re:  Starwood Hotels & Resorts Worldwide, Inc.
          Starwood Hotels & Resorts
          Registration Statement on Form S-3
          Registration Nos. 333-[     ] and 333-[     ]

Ladies and Gentlemen:

     We have acted as special counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation") and Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust" and, together with the Corporation, the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company, as initially filed with the Securities and Exchange Commission (the "Commission") on February [ ], 1999 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Registration Statement.

     Our opinion is based upon an examination of the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon the detailed factual statements and representations of the Company set forth in its officer's certificates to us dated the date of this opinion, which officer's certificates are incorporated by reference herein. Our opinion is premised on the accuracy of such officer's certificates and factual statements and representations.
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I. ANALYSIS AND DISCUSSION

     1. In General

     The analysis and discussion set forth in the summary contained in the Registration Statement under the caption "Federal Income Tax Considerations" is hereby incorporated by reference as though set forth herein in its entirety.

     2. Section 269B of the Code

     Section 269B(a)(3) of the Code provides that, for purposes of determining whether any stapled entity is a REIT, all entities which are stapled entities with respect to each other shall be treated as one entity. Section 269B(c) of the Code defines the term "stapled entities" to mean any group of two or more entities if more than 50 percent in value of the beneficial ownership in each of such entities consists of interests where, by reason of form of ownership, restrictions on transfer, or other terms or conditions, the transfer of one of such interests causes or requires the transfer of the other of such interests.

     Prior to the Restructuring, the Trust and the Corporation were "stapled entities" within the meaning of Section 269B(c) of the Code. Therefore, if
Section 269B(a)(3) had applied to the Trust and the Corporation, they would have been treated as one entity for purposes of determining whether the Trust was a REIT. In such case, the Trust would not have satisfied either the 75 percent or the 95 percent gross income tests provided in Sections 856(c)(2) and (3) of the Code and the Trust would not have qualified as a REIT.

     Section 136(c)(3) of the Deficit Reduction Act of 1984, P.L. 98-369 (the "1984 Tax Act"), however, provides that Section 269B(a)(3) of the Code shall not apply in determining the application of Sections 856 through 859 of the Code to any REIT which is part of a group of stapled entities if:

     (A) all members of such group were stapled entities as of June 30, 1983, and

     (B) as of June 30, 1983, such group included one or more REITs.

No regulations, rulings or published cases have been issued or decided interpreting Section 136(c)(3) of the 1984 Tax Act.

     Section 269B(a)(3) of the Code did not apply to the Trust because the Trust and the Corporation were stapled entities on June 30, 1983 and the Trust was a REIT on such date. Section 136(c)(3) of the 1984 Tax Act does not, by its terms, require the Trust to have been a REIT at all times after June 30, 1983 in order for Section 269B(a)(3) of the Code not to apply.

     Therefore, the termination of the Trust's status as a REIT for the taxable years ended December 31, 1991 through 1994 did not result in Section 269B(a)(3) of the Code applying to the Trust for the taxable year ending December 31, 1995, nor did it result in Section 269B(a)(3) of the Code applying to the Trust for subsequent taxable years. Because there are no judicial or administrative authorities interpreting Section 136(c)(3) of the 1984 Tax Act, this conclusion is based solely on the literal language of this provision.

     However, Section 7002 of the Internal Revenue Service Restructuring and Reform Act of 1998 ("H.R. 2676"), which was enacted on July 22, 1998, has the effect of repealing the grandfathering of the Company from the application of
Section 269B(a)(3)

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of the Code with respect to certain acquisitions of interests in real property occurring after March 26, 1998. The Company has represented that it has not held or directly or indirectly acquired before the effective date of the Restructuring any "nonqualified real property interests" or "nonqualified obligations," as such terms are defined in Section 7002 of H.R. 2676, unless such acquisition would not cause the Trust to fail the gross income tests of
Section 856(c)(2) or (c)(3) of the Code.

     Since the Restructuring, the Corporation Shares trade together with the Trust's Class B Shares. The Company has represented that the Class B Shares constitute less than 50 percent in value of the shares of beneficial interest of the Trust. Therefore, after the Restructuring, the Trust and the Corporation are no longer stapled entities and, while the Company is no longer grandfathered from the potential application of Section 269B(a)(3) of the Code, neither
Section 269B(a)(3) of the Code nor Section 7002 of H.R. 2676 applies to the Trust and the Corporation.

II. OPINION

     In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. Opinions of counsel are not binding on the IRS or on any court. Accordingly, no assurance can be given that the IRS will not challenge the propriety of one or more of the opinions set forth in the following paragraphs or that such a challenge would not be successful.

     Based on and subject to the foregoing, the discussion set forth in the section of the Registration Statement entitled "Federal Income Tax Considerations" constitutes the opinion of Sidley & Austin with respect to the federal income tax consequences that are likely to be material to the Company and to its shareholders and stockholders.

     Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. We are furnishing this opinion to you for the Company's benefit in connection with the filing of the Registration Statement with the Commission and this opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

     We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Sidley & Austin therein under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

                                          Very truly yours,

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